Exhibit 99.1

California Pizza Kitchen Reports Financial Results for the First Quarter Ended March 28, 2004

     LOS ANGELES--(BUSINESS WIRE)--April 22, 2004--California Pizza Kitchen, (Nasdaq:CPKI) today reported revenues and earnings for the first quarter ended March 28, 2004. Highlights for the first quarter of 2004 relative to the same quarter last year were as follows:

     --   Total revenues up approximately 19.0% to $98.6 million

     -- Comparable restaurant sales increase of 6.2% on a 12 month comparable basis and 7.2% on an 18 month comparable basis

     -- Net income of $4.0 million or $0.21 per diluted share compared to net income of $4.0 million or $0.21 per diluted share for the prior period

     Rick Rosenfield and Larry Flax, Co-CEO's of California Pizza Kitchen, stated, "We are very pleased with our first quarter results which saw robust same store sales driven primarily by increased customer counts and a slight increase in pricing. We believe the basis of this success was continued menu innovation, a refocus on the customer experience, and a general uplift in the economy versus last year's levels." Rosenfield and Flax continued, "Despite the profitability drag from our 2002 and 2003 classes, strong comparable sales from our Pre-2002 stores enabled us to generate net income on par with last year's first quarter. These stores continue to generate excellent sales and it's that standard of excellence that motivates our current development plans."
     Average weekly sales for the Company's full service restaurants increased 1.5% to $54,982 for the first quarter of 2004, compared to $54,171 for the same quarter last year.
     Rosenfield and Flax concluded, "Looking to the remainder of 2004, we are excited that our management, operations and infrastructure are in place to support our future growth. In our view, CPK is ideally positioned to create value for shareholders, particularly from these levels."
     During the first quarter, California Pizza Kitchen added two new sites to its portfolio through the acquisition of previously franchised restaurants. One full service restaurant, located in Ventura, CA and another ASAP restaurant, located in Thousand Oaks, CA.
     Based on first quarter results and the current outlook, management is increasing its earnings guidance for the 2004 fiscal year from $0.95 - $1.00 per diluted share to $0.98 -$1.02 per diluted share. Additionally, the Company anticipates second quarter earnings per diluted share in the range of $0.23 - $0.25.
     California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain in the premium pizza segment. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, and sandwiches. The average guest check is approximately $11.76. The chain operates, licenses or franchises 168 restaurants as of April 22, 2004, of which 139 are company-owned and 29 operate under franchise or license agreements. The Company also has a licensing arrangement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.
     California Pizza Kitchen can be found on the World Wide Web at www.cpk.com.

     This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Our actual results may differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are the execution of our expansion strategy, the continued availability of qualified employees, the maintenance of reasonable food and supply costs and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


     Selected Unaudited Consolidated Financial and Operating Data
   (Dollars in thousands, except for per share and operating data)

                                                March 28,    March 30,
                                                   2004         2003
Statement of Operations Data:
Revenues:
 Restaurant sales                                $97,753      $81,934
 Franchise and other revenues                        877          923
                                                ---------    ---------
   Total revenues                                 98,630       82,857
Costs and expenses:
 Cost of sales                                    23,986       19,856
 Labor                                            36,462       30,510
 Direct operating and occupancy                   20,926       16,651
                                                ---------    ---------
   Total restaurant operating costs               81,374       67,017

 General and administrative                        6,724        4,983
 Depreciation and amortization                     4,612        4,195
 Pre-opening costs                                    64          720
                                                ---------    ---------
Operating income                                   5,856        5,942
Other (expense) income:
  Interest income                                     96          112
  Equity in loss of unconsolidated joint
   venture                                           (37)           -
                                                ---------    ---------
   Total other (expense) income                       59          112
                                                ---------    ---------

Income before income tax provision                 5,915        6,054
Income tax provision                              (1,894)      (2,061)
                                                ---------    ---------
Net income                                         4,021        3,993
                                                =========    =========
Net income per common share:
   Basic                                           $0.21        $0.21
   Diluted                                         $0.21        $0.21
Shares used in computing net income
 per common share (in thousands):
   Basic                                          18,993       18,802
   Diluted                                        19,081       19,082


Operating Data
Restaurants open at end of period                    168          153
Company-owned restaurants open
 at end of period                                    139          121
Average weekly company-owned full
 service restaurant sales                        $54,982      $54,171
12 month comparable company-owned
 restaurant sales increase                           6.2%         2.7%
18 month comparable company-owned
 restaurant sales increase                           7.2%         3.6%


Statement of Income Percentages (1)
Revenues:
 Restaurant sales                                   99.1%        98.9%
 Franchise and other revenues                        0.9          1.1
                                                ---------    ---------
   Total revenues                                  100.0        100.0
Costs and expenses:
 Cost of sales                                      24.5         24.2
 Labor                                              37.3         37.2
 Direct operating and occupancy                     21.4         20.3
                                                ---------    ---------
   Total restaurant operating costs                 83.2         81.7

 General and administrative                          6.8          6.0
 Depreciation and amortization                       4.7          5.1
 Pre-opening costs                                   0.1          0.9
                                                ---------    ---------
Operating income                                     5.9          7.2
Other (expense) income:
  Interest income                                    0.1          0.1
  Equity in loss of unconsolidated joint
   venture                                             -            -
                                                ---------    ---------
   Total other (expense) income                      0.1          0.1
                                                ---------    ---------

Income before income tax provision                   6.0          7.3
Income tax provision                                (1.9)        (2.5)
                                                ---------    ---------
Net income                                           4.1          4.8
                                                =========    =========


(1) Percentages are expressed as a percentage of total revenues, except for restaurant costs and expenses, which are expressed as a percentage of restaurant sales.


           Selected Consolidated Balance Sheet Information
                        (Dollars in thousands)

                                            March 28,     December 28,
                                              2004            2003

Cash and cash equivalents                    $15,069          $15,877
Marketable securities                         26,415           18,904
Total assets                                 188,825          185,585
Shareholders' equity                         152,273          146,113


                    California Pizza Kitchen, Inc.
                            Units Summary

                    Total Units at                     Total Units at
First quarter 2004   Dec 28, 2003  Opened(2) Closed(2)   Mar 28, 2004
------------------  -------------- --------- --------- ---------------
Company owned
 domestic                     137         2         0             139
Franchised
 domestic                      22         0         2              20
Franchised
 international                  9         0         0               9
                    -------------- --------- --------- ---------------
Total                         168         2         2             168
                    -------------- --------- --------- ---------------


(2) The Company acquired two restaurants from a former franchisee.


To aid in a full understanding of our performance, we provide full service restaurant class operating data for the 94 stores opened prior to 2002 (Pre - 2002), the 18 stores opened in 2002 (Class of 2002) and 22 stores opened in 2003 (Class of 2003) and one store opened in 2004 (Class of 2004).

                    California Pizza Kitchen, Inc.
                       Supplemental Information

                                           (,000)
                                           Full       Full
                         Weekly    (,000)  Service    Service
First quarter     # of   Sales     Net     Restaurant Restaurant
 2004            Stores  Average   Sales   Cashflow   Cashflow %(3)
                 ------  -------   ------  ---------- ----------

Pre-2002             94  60,413    73,825    14,501     19.6%
Prior year           96  55,697    69,510    13,554     19.5%
Year over year
 change                     8.5%      6.2%      7.0%       10     bps
Q4, 2003 Results     94  58,341    71,818    14,278     19.9%

Class of 2002        18  46,584    10,901     1,307     12.0%
Prior year           18  46,674    10,922     1,081      9.9%
Year over year
 change                    (0.2%)    (0.2%)    20.9%      210     bps
Q4, 2003 Results     18  47,148    11,033     1,334     12.1%

Class of 2003        22  38,851    11,111       413      3.7%
Prior year            4  44,985       733       -12     -1.6%
Year over year
 change                  (13.6%)   1415.8%  (3541.7%)    530      bps
Q4, 2003 Results     22  42,805    11,038       560      5.1%

Class of 2004         1  50,574       657       106     16.1%
                 ------  -------   ------  ---------- ----------

Total full
 service            135  54,982    96,494     16,327    16.9%
Prior year          118  54,171    81,165     14,623    18.0%
Year over year
 change                     1.5%     18.9%      11.7%   (110)     bps
Q4, 2003 Results    134  54,496    93,888     16,172    17.2%


(3) Cashflow percentages are expressed as a percentage of net sales.

    CONTACT: California Pizza Kitchen, Inc.
             Media: Sarah Goldsmith
             Investors: Sue Collyns
             310-342-5000